EXHIBIT 99.1

TiVo Corporation 2 Circle Star Way San Carlos, CA 94070

TIVO CORPORATION REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS
Company Reports Strong Q2 Results
Integration Efforts On Track to Achieve $100 million+ Cost Synergy Target
Declares Third Quarter Cash Dividend of $0.18 per Share
Raises Mid-Point of Revenue, Pre-tax Income and Non-GAAP Pre-tax Income

SAN CARLOS, Calif.--(BUSINESS WIRE)-August 3, 2017 - TiVo Corporation (NASDAQ:TIVO) today reported financial results for the second quarter ended June 30, 2017.
“TiVo executed well in the second quarter with strong financial results,” said Tom Carson, President and CEO of TiVo. Mr. Carson added, “We signed deals and launched products in Pay TV, OTT and mobile during the quarter. This included product deals with Millicom, Cable Onda and Service Electric and IP licensing deals with Frontier, Foxtel, Funai and a large Canadian Pay-TV operator. Our integration of legacy TiVo has been a success and we are nearing completion against our financial synergies targets. Additionally, based on TiVo’s ability to continue to generate substantial positive cash flows, TiVo will pay a third quarter cash dividend of $0.18 per common share in September.”
Second Quarter Results
The Company reported second quarter revenue of $208.6 million, an increase of 67% compared to $125.2 million in the second quarter of 2016. As expected, revenues were higher than in the comparable period of the prior year due to the acquisition of TiVo Solutions Inc. in the third quarter of 2016, which contributed $94.9 million in revenues in the current quarter. Second quarter 2017 Net loss was $4.8 million, compared to a Net loss of $9.4 million for the second quarter of 2016.
On a Non-GAAP basis, second quarter 2017 Non-GAAP Pre-tax Income was $66.4 million, compared to $36.9 million in the second quarter of 2016. Estimated cash taxes for the quarter were approximately $5 million. GAAP Diluted weighted average shares outstanding were 120 million and Non-GAAP Diluted Weighted Average Shares Outstanding for the second quarter of 2017 were 121 million.
Non-GAAP Pre-tax Income is defined below in the section entitled “Non-GAAP Information.” Reconciliations between GAAP and Non-GAAP amounts are provided in the tables below.
Business Outlook
For fiscal year 2017, the Company tightened its expected revenue range to $810 million to $830 million, raising the midpoint of the range to $820 million, which includes approximately $35 million of hardware revenues at the mid-point of expectations. Additionally, for the full year, the Company expects GAAP Operating loss to be $16 million to $11 million and Adjusted EBITDA, a measure that has not been previously provided, to be $276 million to $290 million. The Company now expects a GAAP loss before taxes of $80 million to $70 million and has raised its expectations for Non-GAAP Pre-tax Income to $218 million to $232 million, increasing the midpoint by $12.5 million. Costs include Non-GAAP Cost of hardware revenue of approximately $45 million at the mid-point of expectations. TiVo anticipates it will incur $22 million to $24 million in Cash Taxes based on its 2017 operating expectations. For fiscal year 2017, TiVo expects its GAAP diluted weighted average shares outstanding to be approximately 122 million and Non-GAAP Diluted Weighted Average Shares Outstanding to be approximately 123 million shares.

Capital Allocation
On August 2, 2017, TiVo’s Board of Directors declared a cash dividend of $0.18 per common share, to be paid on September 21, 2017, to all stockholders of record as of the close of business on September 7, 2017. TiVo’s Board believes it can reward its stockholders with a meaningful dividend for the third quarter in a row, while maintaining ample capacity for the company to invest in the business, pursue its long-term growth aspirations, and consider additional capital allocation alternatives such as opportunistic stock repurchases.
TIVO BUSINESS AND OPERATING HIGHLIGHTS:
Products:

•	Approximately 23 million subscriber households around the world use TiVo’s advanced television experiences.

•
Millicom, a global media and telecommunications company, will launch the full portfolio of TiVo’s television offerings from low-cost one-way digital adapters to whole home gateway DVRs, to its customers in South and Central America.

•	Cable Onda, a leading television service provider in Panama signed a deal with TiVo to offer its customers TiVo’s full portfolio of television offerings.

•	Service Electric signed a deal to offer TiVo’s advanced television product to its customers, including the next-gen TiVo user interface.

•	DISH has fully transitioned to TiVo Metadata across its online, mobile and linear television services as well as continues to use TiVo’s advanced search and recommendation engine.

•	Deployed Promo Optimizer across two additional national cable networks.

IP Licensing:

•	In our US Pay-TV category, Frontier Communications, a top 10 U.S. Pay-TV provider, signed a multi-year IP license renewal.

•	In our Other IP category, we signed numerous agreements across International Pay-TV and Consumer Electronics, including:

◦	One of the largest Canadian cable companies renewed its IP license.

◦	Foxtel, Australia’s leading pay-TV provider, signed a multi-year IP license renewal.

◦	TCL, the third-largest TV manufacturer globally, expanded its IP license agreement.

◦	Funai Electric, a leading global consumer electronics manufacturer, signed a multi-year IP license renewal.

•	In our ongoing litigation with Comcast, the International Trade Commission issued a favorable initial determination for the company.

Conference Call Information
TiVo management will host a conference call today, August 3, 2017, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call (866) 621-1214 (or international +1-706-643-4013) and reference conference ID 16633282. The conference call can also be accessed via live webcast in the Investor Relations section of TiVo's website at http://www.tivo.com/.
A telephonic replay of the conference call will be available through August 10, 2017 and can be accessed by dialing (855) 859-2056 (or international +1-404-537-3406) and entering conference ID 16633282. A replay of the audio webcast will be available on TiVo Corporation's website shortly after the live call ends and will remain on TiVo Corporation's website until its next quarterly earnings call.

Non-GAAP Financial Information
TiVo Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income, Non-GAAP Cost of licensing, services and software revenues, Non-GAAP Cost of hardware revenues, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Depreciation, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx, Adjusted EBITDA and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.
Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as amortization of intangible assets, equity-based compensation, accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as restructuring and asset impairment charges, transaction, transition and integration costs, changes in the liability for dissenting shareholders, retention earn-outs payable to former shareholders of acquired businesses, changes in the fair value of contingent consideration, additional depreciation resulting from facility rationalization actions, gain on settlement of acquired receivable, expenses in connection with the extinguishment or modification of debt and gains on the sale of strategic investments and changes in franchise tax reserves.
Non-GAAP Cost of licensing, services and software revenues is defined as GAAP cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, excluding equity-based compensation and transition and integration expenses. Included in Transaction, transition and integration costs in the fourth quarter of 2016 was $10.0 million in expenses for additional guaranteed license payments related to the Company’s over-the-top licensing partnership with Intellectual Ventures. These payments were expensed in the fourth quarter of 2016 as the payments were triggered by the execution of a patent license agreement during the quarter and are not expected to be recoverable from the net direct revenue resulting from the patent license agreement and the related TiVo product partnership. This expense was included in Transaction, transition and integration costs as the patent license agreement was entered into as part of continuing, and broadening, the product relationship with TiVo.
Non-GAAP Cost of hardware revenues is defined as GAAP cost of hardware revenues, excluding depreciation and amortization of intangible assets, excluding transition and integration expenses.
Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation, transition and integration expenses and retention earn-outs payable to former shareholders of acquired businesses.
Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, changes in the fair value of contingent consideration, gain on settlement of acquired receivable and changes in franchise tax reserves.
Non-GAAP Depreciation is defined as GAAP depreciation expenses excluding the impact of additional depreciation resulting from changes in the estimated useful lives of assets involved in facility rationalization actions.
Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, changes in the fair value of contingent consideration, additional depreciation resulting from facility rationalization actions, gain on settlement of acquired receivable and changes in franchise tax reserves.
Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses changes in the fair value of contingent consideration, additional depreciation resulting from facility rationalization actions, gain on settlement of acquired receivables and changes in franchise tax reserves.
Adjusted EBITDA is defined as GAAP operating income excluding depreciation, amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration costs, gain on settlement of acquired receivable, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, changes in contingent consideration and changes in franchise tax reserves.

Non-GAAP Interest Expense is defined as GAAP interest expense, excluding interest on franchise tax reserves, accretion of contingent consideration, amortization or write-off of issuance costs and discounts on convertible debt plus the reclassification of the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps.
Cash Taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.
Non-GAAP Diluted Weighted Average Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.
The Company's management evaluates and makes decisions about its business operations primarily based on Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes the amortization of intangible assets, transaction, transition and integration costs, changes in the liability for dissenting shareholders, retention earn-outs payable to former shareholders of acquired businesses, changes in contingent consideration and gain on settlement of acquired receivables from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of depreciation, restructuring and asset impairment charges, additional depreciation resulting from facility rationalization actions, expenses in connection with the extinguishment or modification of debt and gains on the sale of strategic investments. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing Non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the amortization or write-off of note issuance costs and discounts on convertible debt, accretion of contingent consideration and mark-to-market adjustments for interest rate swaps when management evaluates the Company's expenses. Management reclassifies the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.
Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to TiVo Corporation, may calculate their Non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure are provided in the tables below.
About TiVo Corporation
TiVo (NASDAQ: TIVO) is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the Company's estimates of future financial performance, including future revenues, earnings, expenses, and dividends, as well as future business strategies and future product offerings, deployments and technology and intellectual property licenses with various named customers. These forward-looking statements are based on TiVo’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays and higher costs in connection with the integration of TiVo Inc. (now known as TiVo Solutions Inc.), delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" included in TiVo’s Annual Report on Form 10-K for fiscal year ended December 31, 2016, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, and other documents of TiVo Corporation on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.
Investor Relations
Derrick Nueman
TiVo Corporation
+1 (408) 519-9677
dnueman@TiVo.com

Press Relations
Jennifer Miu
TiVo Corporation
+1-408-764-5411
jennifer.miu@tivo.com

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues, net:
Licensing, services and software	$198,964	$124,478	$389,514	$242,489
Hardware	9,594	767	24,808	1,140
Total Revenues, net	208,558	125,245	414,322	243,629
Costs and expenses:
Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	39,281	24,682	81,587	46,990
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	11,767	283	25,988	512
Research and development	46,592	23,668	95,514	45,732
Selling, general and administrative	45,741	43,079	99,690	79,766
Depreciation	5,382	4,325	10,854	8,559
Amortization of intangible assets	41,678	19,030	83,378	38,162
Restructuring and asset impairment charges	9,374	—	13,913	2,333
Total costs and expenses	199,815	115,067	410,924	222,054
Operating income	8,743	10,178	3,398	21,575
Interest expense	(10,573)	(10,859)	(20,837)	(21,390)
Interest income and other, net	2,823	(14)	2,760	(31)
Loss on interest rate swaps	(1,856)	(5,507)	(1,335)	(18,594)
Loss on debt extinguishment	—	—	(108)	—
Loss on debt modification	—	—	(929)	—
Litigation settlement	—	—	(12,906)	—
Loss before income taxes	(863)	(6,202)	(29,957)	(18,440)
Income tax expense	3,908	3,206	9,475	8,620
Net loss	$(4,771)	$(9,408)	$(39,432)	$(27,060)

Basic loss per share	$(0.04)	$(0.11)	$(0.33)	$(0.33)
Weighted average shares used in computing basic per share amounts	120,209	82,110	119,515	81,742

Diluted loss per share	$(0.04)	$(0.11)	$(0.33)	$(0.33)
Weighted average shares used in computing diluted per share amounts	120,209	82,110	119,515	81,742

Dividends declared per share	$0.18	$—	$0.36	$—

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2017	December 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$89,895	$192,627
Short-term marketable securities	123,576	117,084
Accounts receivable, net	184,870	147,142
Inventory	10,919	13,186
Prepaid expenses and other current assets	41,428	37,400
Total current assets	450,688	507,439
Long-term marketable securities	102,778	128,929
Property and equipment, net	40,298	48,372
Intangible assets, net	726,948	806,838
Goodwill	1,813,676	1,812,118
Other long-term assets	36,560	17,147
Total assets	$3,170,948	$3,320,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$120,889	$226,451
Deferred revenue	47,547	49,145
Current portion of long-term debt	7,000	7,000
Total current liabilities	175,436	282,596
Taxes payable, less current portion	4,990	4,893
Deferred revenue, less current portion	44,116	43,545
Long-term debt, less current portion	971,868	967,732
Deferred tax liabilities, net	79,159	77,454
Other long-term liabilities	32,947	34,987
Total liabilities	1,308,516	1,411,207
Stockholders' equity:
Common stock	122	121
Treasury stock	(20,926)	(9,646)
Additional paid-in capital	3,281,016	3,280,905
Accumulated other comprehensive loss	(3,653)	(7,049)
Accumulated deficit	(1,394,127)	(1,354,695)
Total stockholders’ equity	1,862,432	1,909,636
Total liabilities and stockholders’ equity	$3,170,948	$3,320,843

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Intellectual Property Licensing Revenues:
US Pay TV Providers	$68,733	$43,567	$132,077	$76,877
Other	35,462	24,152	62,839	47,102
Total Intellectual Property Licensing Revenues	104,195	67,719	194,916	123,979

Product Revenues:
Platform Solutions	82,971	36,595	171,154	72,079
Software and Services	19,752	19,482	45,021	39,869
Other	1,640	1,449	3,231	7,702
Total Product Revenues	104,363	57,526	219,406	119,650

Total Revenues	$208,558	$125,245	$414,322	$243,629

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Loss before income taxes	$(863)	$(6,202)	$(29,957)	$(18,440)
Amortization of intangible assets	41,678	19,030	83,378	38,162
Restructuring and asset impairment charges	9,374	—	13,913	2,333
Equity-based compensation	11,749	9,917	25,774	18,355
Transaction, transition and integration costs	5,108	6,043	12,307	6,043
Earnout amortization and settlement	959	1,189	1,917	1,189
Change in contingent consideration liability	398	—	74	—
Loss on debt extinguishment	—	—	108	—
Loss on debt modification	—	—	929	—
Litigation settlement	—	—	12,906	—
Gain on settlement of acquired receivable	(2,537)	—	(2,537)	—
Accelerated depreciation	213	—	213	—
Gain on sale of strategic investments	(3,143)	—	(3,143)	—
Change in franchise tax reserve	—	154	—	154
Accretion of contingent consideration	213	—	368	—
Amortization of note issuance costs	528	489	1,050	969
Amortization of convertible note discount	3,143	3,000	6,249	5,965
Mark-to-market (income) loss related to interest rate swaps	(410)	2,966	(3,172)	13,954
Interest on franchise tax reserve	—	280	—	280
Non-GAAP Pre-tax Income	$66,410	$36,866	$120,377	$68,964

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Diluted weighted average shares outstanding	120,209	82,110	119,515	81,742
Dilutive effect of equity-based compensation awards	799	795	1,151	939
Non-GAAP Diluted Weighted Average Shares Outstanding	121,008	82,905	120,666	82,681

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$39,281	$24,682	$81,587	$46,990
Equity-based compensation	(991)	(1,003)	(2,035)	(2,065)
Transition and integration costs	(174)	—	(273)	—
Non-GAAP Cost of licensing, services and software revenues	$38,116	$23,679	$79,279	$44,925

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets	$11,767	$283	$25,988	$512
Transition and integration costs	338	—	(1,021)	—
Non-GAAP Cost of hardware revenues	$12,105	$283	$24,967	$512

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Research and development expenses	$46,592	$23,668	$95,514	$45,732
Equity-based compensation	(4,059)	(2,405)	(8,056)	(2,998)
Transition and integration costs	(1,535)	—	(2,775)	—
Earnout amortization and settlement	(184)	—	(368)	—
Non-GAAP Research and Development Expenses	$40,814	$21,263	$84,315	$42,734

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Selling, general and administrative expenses	$45,741	$43,079	$99,690	$79,766
Equity-based compensation	(6,699)	(6,509)	(15,683)	(13,292)
Transaction, transition and integration costs	(3,737)	(6,043)	(8,238)	(6,043)
Earnout amortization and settlement	(775)	(1,189)	(1,549)	(1,189)
Change in contingent consideration liability	(398)	—	(74)	—
Gain on settlement of acquired receivable	2,537	—	2,537	—
Change in franchise tax reserve	—	(154)	—	(154)
Non-GAAP Selling, General and Administrative Expenses	$36,669	$29,184	$76,683	$59,088

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Depreciation	$5,382	$4,325	$10,854	$8,559
Accelerated depreciation	(213)	—	(213)	—
Non-GAAP Depreciation	$5,169	$4,325	$10,641	$8,559

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Total Operating costs and expenses	$199,815	$115,067	$410,924	$222,054
Amortization of intangible assets	(41,678)	(19,030)	(83,378)	(38,162)
Restructuring and asset impairment charges	(9,374)	—	(13,913)	(2,333)
Equity-based compensation	(11,749)	(9,917)	(25,774)	(18,355)
Transaction, transition and integration costs	(5,108)	(6,043)	(12,307)	(6,043)
Earnout amortization and settlement	(959)	(1,189)	(1,917)	(1,189)
Change in contingent consideration liability	(398)	—	(74)	—
Gain on settlement of acquired receivable	2,537	—	2,537	—
Accelerated depreciation	(213)	—	(213)	—
Change in franchise tax reserve	—	(154)	—	(154)
Non-GAAP Total COGS and OpEx	$132,873	$78,734	$275,885	$155,818

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Interest expense	$(10,573)	$(10,859)	$(20,837)	$(21,390)
Accretion of contingent consideration	213	—	368	—
Amortization of note issuance costs	528	489	1,050	969
Amortization of convertible note discount	3,143	3,000	6,249	5,965
Reclassify current period cost of interest rate swaps	(2,266)	(2,541)	(4,508)	(4,640)
Interest on franchise tax reserve	—	280	—	280
Non-GAAP Interest Expense	$(8,955)	$(9,631)	$(17,678)	$(18,816)

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FORECAST FINANCIAL INFORMATION
(In millions)
(Unaudited)

	Current 2017 Full Year Outlook		2016 Full Year Actual
	Low	High
GAAP Loss before income taxes (1)	$(80)	$(70)	$(24.4)
Amortization of intangible assets	166	166	105.0
Restructuring and asset impairment charges	17	19	27.3
Equity-based compensation	60	64	47.7
Transaction, transition and integration costs	24	27	40.0
Earnout amortization and settlement	5	5	2.5
Litigation settlement	13	13	—
Mark-to-market income related to interest rate swaps (1)	(3)	(3)	(5.8)
Amortization of note issuance costs and convertible debt discount	15	15	14.0
Gain on sale of strategic investments	(3)	(3)	—
Gain on settlement of acquired receivable	(3)	(3)	—
Other	7	2	(1.0)
Non-GAAP Pre-tax Income (1)	$218	$232	$205.3

Cash taxes	$22	$24	$24.3

(1) Due to their nature, changes in the mark-to-market of interest rate swaps have only been included in the outlook to the extent they have already occurred. Actual results may differ materially from the outlook.

	Current 2017 Full Year Outlook		2016 Full Year Actual
	Low	High
GAAP Operating income (loss)	$(16)	$(11)	$21.4
Depreciation	23	23	18.7
Amortization of intangible assets	166	166	105.0
Restructuring and asset impairment charges	17	19	27.3
Equity-based compensation	60	64	47.7
Transaction, transition and integration costs	24	27	40.0
Earnout amortization and settlement	5	5	2.5
Gain on settlement of acquired receivable	(3)	(3)	—
Other	—	—	(1.5)
Adjusted EBITDA	$276	$290	$261.1

Current 2017 Full Year Outlook
GAAP Diluted weighted average shares outstanding	122
Dilutive effect of equity-based compensation awards	1
Non-GAAP Diluted Weighted Average Shares Outstanding	123

Current 2017 Full Year Outlook
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	$47
Transition and integration costs	(2)
Non-GAAP Cost of hardware revenues	$45

Current Q4 2017 Outlook
GAAP Total Operating costs and expenses	$200
Amortization of intangible assets	(42)
Restructuring and asset impairment charges	(2)
Equity-based compensation	(16)
Transaction, transition and integration costs	(3)
Earnout amortization and settlement	(1)
Other	(1)
Non-GAAP Total COGS and OpEx	$135